UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 25, 2006

RENOVIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50564	94-3353740
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Corporate Drive

San Francisco, California 94080

(Address of Principal Executive Offices)

(650) 266-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

This information, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

On October 26, 2006 Renovis, Inc. issued a press release announcing financial results for the third quarter and nine months ended September 30, 2006. The foregoing description is qualified in its entirety by reference to the financial results press release of Renovis, Inc. dated October 26, 2006, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On October 25, 2006, Renovis, Inc. issued a press release announcing that a pivotal Phase III study of NXY-059 (SAINT II) conducted by its exclusive licensee, AstraZeneca, did not demonstrate a statistically significant reduction on the primary endpoint of stroke-related disability in patients treated with NXY-059, as assessed versus placebo using the modified Rankin Scale (mRS) (p=0.33, odds ratio 0.94).

On a secondary endpoint in the SAINT II study, treatment with NXY-059 did not result in a statistically significant improvement in neurological status versus placebo on the National Institute of Health Stroke Scale (NIHSS) (p=0.70). There was also no evidence of NXY-059 lowering the incidence of symptomatic intracranial hemorrhage when administered with the approved thrombolytic agent, rt-PA (p=0.56). The incidence and profile of adverse events in patients in SAINT II receiving NXY-059 was similar to placebo. The mortality rate was also comparable in the treatment and placebo groups.

AstraZeneca has indicated that it intends to discontinue development of NXY-059.

The full text of this press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Financial results press release of Renovis, Inc. dated October 26, 2006.

99.2	Press release of Renovis, Inc. dated October 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2006	RENOVIS, INC.

	By:	/s/ Donald R. Joseph
	Name:	Donald R. Joseph
	Title:	Senior Vice President, Corporate Development, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Financial results press release of Renovis, Inc. dated October 26, 2006.

99.2	Press release of Renovis, Inc. dated October 25, 2006.

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